Exhibit 99.1

Alliance Data Announces Stock Repurchase Program

Board Approves New Plan to Buy Back up to 200,000 Shares of Common Stock

COLUMBUS, Ohio – March 1, 2022 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of tech-forward payment and lending solutions, today announced that its board of directors has approved a new plan to repurchase up to 200,000 shares of the Company’s common stock.

The share buyback is designed to offset the dilution associated with restricted stock units expected to vest this year.

“This repurchase program reflects Alliance Data’s continued commitment to our stated capital priorities, which now include offsetting dilution associated with the annual vesting of outstanding equity awards,” said Alliance Data Chief Financial Officer Perry Beberman.

The board’s authorization permits the Company to make open market share repurchases from time to time through February 28, 2023 in compliance with SEC Rule 10b-18 and subject to market conditions and other factors, including legal and regulatory restrictions and required approvals, up to the aggregate amount authorized by the board. The repurchase program does not obligate the Company to acquire any specific number of shares and may be suspended or terminated at any time.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading provider of tech-forward payment and lending solutions, serving customers and consumer-based industries in North America. Through omnichannel touch points and a comprehensive product suite that includes credit products and Bread® digital payment solutions, Alliance Data helps its partners drive loyalty and growth, while giving customers greater payment choices. Through its Comenity-branded financial services, it also offers credit and savings products to consumers.

Headquartered in Columbus, Ohio, Alliance Data is an S&P MidCap 400 company that employs approximately 6,000 associates worldwide.

More information about Alliance Data can be found at AllianceData.com. Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, initiation or completion of strategic initiatives including our ability to realize the intended benefits of the spinoff of our LoyaltyOne segment, future dividend declarations, and future economic conditions, including, but not limited to, market conditions and COVID-19 impacts related to relief measures for impacted borrowers and depositors, labor shortages due to quarantine, and reduction in demand from clients.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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